Exhibit 99.3

CENVEO, INC.

CENVEO CORPORATION PENSION PLAN AND THE LANCASTER PRESS PRESSMEN AND

BINDERY WORKERS PENSION PLAN SETTLEMENT TERM SHEET

The following summary (the “Term Sheet”) sets forth certain principal terms of a settlement (the “PBGC Settlement”) between the Debtors (as defined herein) and PBGC (as defined herein) concerning the Pension Plans (as defined herein). This Term Sheet is confidential and may not be distributed without the Debtors’ express written consent.

Without limiting the generality of the foregoing, this Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution, and delivery of definitive documentation acceptable to the Debtors, the Ad Hoc First Lien Committee, and PBGC. This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, this Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions. This Term Sheet does not include a description of all of the terms, conditions and other provisions that are to be contained in the definitive documentation necessary for the settlement contemplated by this Term Sheet. This Term Sheet is subject to ongoing review and approval by, and is not binding upon, the Parties (as defined herein), is subject to material change, and is being distributed for discussion purposes only.

Term	Description
The Parties; Pension Plans

Debtors	Cenveo, Inc. and its affiliated debtors and debtors-in-possession (collectively, the “Debtors”) in the Chapter 11 Cases.

PBGC	Pension Benefit Guaranty Corporation (“PBGC”).

Ad Hoc First Lien Committee	The ad hoc committee of certain beneficial owners (or nominees, investment managers, advisors, or subadvisors for the beneficial owners) of certain First Lien Notes, as may be reconstituted from time to time, represented by Stroock & Stroock & Lavan LLP (the “Ad Hoc First Lien Committee” and, collectively with the Debtors and PBGC, the “Parties”).

Cenveo Pension Plan	The Cenveo Corporation Pension Plan (the “Cenveo Pension Plan”), a qualified defined benefit pension plan.

Lancaster Pension Plan	The Lancaster Press Pension and Bindery Workers Pension Plan (the “Lancaster Pension Plan”), a qualified defined benefit pension plan.

Pension Plans	The Cenveo Pension Plan and the Lancaster Pension Plan.

Plan	The Joint Chapter 11 Plan of Reorganization of Cenveo, Inc., at al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 254] (as amended or modified from time to time) (the “Plan”)[1]

[1]	Capitalized terms used in this term sheet and not immediately defined have the meanings given to such terms in the Plan.

The PBGC Settlement

Documentation

The PBGC Settlement will be effectuated through a settlement agreement or stipulation and/or through modifications to the Plan (the “Settlement Agreement”), which shall be materially consistent with this Term Sheet and otherwise acceptable to the Parties.

The Debtors shall file a motion (the “Settlement Approval Motion”) pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure seeking approval of the Settlement Agreement. The Settlement Agreement shall be subject to entry by the Bankruptcy Court of an order (the “Settlement Approval Order”) granting the relief requested in the Settlement Approval Motion.

The Settlement Approval Order shall be materially consistent with this Term Sheet, the Settlement Agreement and otherwise acceptable to the Parties.

Pension Termination and Continuation	PBGC will not oppose a distress termination motion undertaken by the Debtors under section 4041 of the Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”) of the Pension Plans (the “Pension Termination”), subject to PBGC’s reasonable approval of the motion. Subject to the entry of the Settlement Approval Order and confirmation of the Plan, on or before the effective date of the Plan, PBGC and Cenveo, Inc., as the plan administrator for the Pension Plans, will execute a termination and trusteeship agreement: (x) terminating the Pension Plans as of the date specified by the Debtors in the Termination Application and (y) appointing PBGC as the statutory trustee of the Pension Plans.

Settlement Consideration

The Settlement Agreement shall provide PBGC with the New PBGC Unsecured Note in the amount of $24.1 million, as provided for in Exhibit A (the “Settlement Consideration”).

The Settlement Consideration shall be issued or distributed to PBGC, as applicable, on the later of (i) the effective date of the Plan and (ii) the date PBGC is appointed as the statutory trustee of the Pension Plans.

The Settlement Consideration shall be in full and final satisfaction, settlement, and release of any and all Claims, rights or liabilities of any kind or nature whatsoever, whether known or unknown, arising at any time (whether prior to or after the Petition Date or effective date of the Plan) arising from, on account of, or related to, the Pension Plans or the termination thereof, including, without limitation, under ERISA or for any “controlled group” liability, termination premiums, underfunding liability, minimum funding requirements, PBGC premiums or other amounts that are due and owing or may become due and owing to PBGC or the Pension Plans, including any potential statutory liens under ERISA, which, out of an avoidance of doubt, shall include a potential statutory minimum funding lien as indicated in correspondence from PBGC to Cenveo on or about April 19, 2018.

Plan Modification	The Debtors shall modify the Plan, which shall provide for the treatment of the Pension Plans consistent with this Term Sheet and the PBGC Settlement. The Plan shall otherwise be in form and substance acceptable to the Debtors and the Ad Hoc First Lien Committee.

Modified Plan Support	The Settlement Agreement shall provide that PBGC, following the Bankruptcy Court’s approval of a disclosure statement, will vote all of its Claims to accept, and otherwise support, the Plan, and that PBGC shall agree to release, exculpation, and injunction provisions included in the Plan (which shall provide for a release with respect to any claims or causes of action with respect to parties other than the Debtors and their subsidiaries as of the effective date of the Plan on account of the Pension Plans) and shall not opt out of any Third Party Release provided therein.

Proofs of Claim	Upon the receipt by PBGC of the Settlement Consideration, any Proof(s) of Claim relating to the Pension Plans filed by PBGC in the Chapter 11 Cases shall be deemed withdrawn with prejudice and expunged without any further action by PBGC. The Debtors and/or the Notice and Claims Agent shall revise the Claims Register accordingly.

Other Provisions

Notifications; Confidentiality	Post-Effective Date notices or notifications provided hereunder shall be subject to entry into a confidentiality agreement materially consistent with that certain Confidentiality Agreement dated as of February 7, 2018 between and among PBGC and Cenveo, Inc. and otherwise reasonably acceptable to PBGC and the Debtors.

Conditions Precedent

It shall be a condition to the effective date of the Plan that:

(a) The Settlement Approval Order shall have been entered and shall have become a final order; and

(b) Pension Termination shall have occurred and PBGC shall have assumed trusteeship of the Pension Plans.

Releases	The PBGC Settlement shall provide for release, exculpation, and injunction provisions acceptable to the Debtors and the Ad Hoc First Lien Committee; provided that, for the avoidance of doubt, it is agreed that such provisions of the PBGC Settlement shall release and discharge any and all Claims, rights or liabilities of any kind or nature whatsoever, whether known or unknown, arising at any time (whether prior to or after the Petition Date or the effective date of the Plan), arising from, on account of, or related to, the Pension Plans or the termination of the Pension Plans with respect to the Debtors, their officers, directors, shareholders, plan fiduciaries, non-debtor Affiliates, controlled group members and any and all successors of any of the foregoing, including, without limitation, under ERISA or for any “control group” liability, termination premiums, underfunding liability, minimum funding requirements, PBGC premiums, or other amounts that are due and owning or may become due and owing to the PBGC or the Pension Plans, now or in the future.

Fiduciary Duties	Notwithstanding anything to the contrary herein, nothing in this Term Sheet shall require any of the Debtors, or any of their directors or officers, including with respect to each subsidiary, to take or refrain from taking any action such person or entity reasonably believes is required to comply with its or their fiduciary duties under applicable law.

Exhibit A

New PBGC Unsecured Note

Term Sheet

Term	Summary of Material Terms
Principal	$24.1 million.

Economics

The New PBGC Unsecured Note will bear interest at a rate per annum equal to 2% per annum, payable in cash semi-annually beginning 6 months after the effective date of the Plan.

The New PBGC Unsecured Note shall amortize annually, on an equal, straight-line basis. Interest on the PBGC Unsecured Note will accrue only on the then-outstanding balance of the PBGC Unsecured Note.

Maturity	5 years from the Effective Date.

Guaranty	Each of the domestic Reorganized Debtors.

Governing Law	New York.

Covenants	None; no maintenance or financial covenants.